As filed with the Securities and Exchange Commission on June 16, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHIRON REAL ESTATE INC.
(Exact name of registrant as specified in its charter)

Maryland	46-4757266
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7373 Wisconsin Avenue, Suite 800 Bethesda, MD 20814 (202) 524-6851
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jamie Barber 7373 Wisconsin Avenue, Suite 800 Bethesda, MD 20814 (202) 524-6851
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Daniel M. LeBey, Esq. Vinson & Elkins L.L.P. Riverfront Plaza, West Tower 901 East Byrd Street, Suite 1500 Richmond, VA 23219 (804) 327-6310

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated June 16, 2026

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

PROSPECTUS

1,000,000 Shares of Series C Convertible Preferred Stock

2,325,580 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named herein, of an aggregate of up to 1,000,000 shares of the 6.00% Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), of Chiron Real Estate Inc., a Maryland corporation (the “Company”), and up to 2,325,580 shares of the common stock, par value $0.001 per share (“Common Stock”), of the Company, which shares of Common Stock are issuable by the Company upon the conversion of the Series C Preferred Stock.

For more information about the selling stockholders, the related transactions and the terms of conversion of the Series C Preferred Stock, see the sections of this prospectus entitled “Selling Stockholders” and “Description of Capital Stock.”

We are not selling any shares under this prospectus and will not receive any proceeds from the sale of shares of Series C Preferred Stock or Common Stock by the selling stockholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the selling stockholders will offer or sell any of such securities. The selling stockholders may sell the shares of Series C Preferred Stock or Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the securities covered by this prospectus in the section entitled “Plan of Distribution.”

We elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Our Common Stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “XRN.” Our 7.50% Series A Cumulative Redeemable Preferred Stock is listed on the NYSE under the symbol “XRN PrA.” Our 8.00% Series B Cumulative Redeemable Preferred Stock is listed on the NYSE under the symbol “XRN PrB.” The last reported sale price of our Common Stock on the NYSE on June 15, 2026 was $36.31 per share.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described under the section entitled “Risk Factors” on page 5 of this prospectus and included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission, including any risks described in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026

i

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, the selling stockholders may sell, from time to time, the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling stockholders of the securities offered by them described in this prospectus. In connection with the offer and sale of securities by the selling stockholders, the selling stockholders will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”

Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “our,” “us” and “our company” refer to Chiron Real Estate Inc., a Maryland corporation (the “Company”), together with its consolidated subsidiaries, including: (1) Chiron Real Estate LP (the “Operating Partnership”), a Delaware limited partnership, and (2) Chiron Real Estate GP LLC, a Delaware limited liability company, that is our wholly owned subsidiary and the sole general partner of our Operating Partnership.

Incorporation by Reference of Information Filed with the SEC

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. Any statement contained in a document which is incorporated by reference into this prospectus and any accompanying prospectus supplement is automatically updated and superseded if information contained in this prospectus or any accompanying prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our definitive proxy statement on Schedule 14A related to our 2026 annual meeting of stockholders, filed on April 8, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•	Our Current Reports on Form 8-K, filed with the SEC on January 26, 2026, February 25, 2026, March 3, 2026, March 13, 2026, May 6, 2026, May 8, 2026, May 20, 2026 and June 2, 2026; and

•	the description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2016, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To receive a free copy of any of the documents incorporated by reference into this prospectus, including exhibits, if they are specifically incorporated by reference into the documents, call us at (202) 524-6851 or submit a written request to Chiron Real Estate Inc., 7373 Wisconsin Avenue, Suite 800, Bethesda, Maryland 20814.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You may inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at http://www.chironre.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, the registration statement, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where such contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement of which this prospectus is a part is available to you on the SEC’s website.

Cautionary Note Regarding Forward-Looking Statements

When used in this prospectus and any accompanying prospectus supplement, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). In particular, statements pertaining to our trends, liquidity, capital resources, and the healthcare industry, the healthcare real estate markets and opportunity, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the timing and manner of sale by the selling stockholders;

•	difficulties in identifying healthcare and seniors housing facilities to acquire (due to increased cost of capital, competition or otherwise) and completing such acquisitions;

•	defaults on or non-renewal of leases by tenants;

•	our ability to collect rents;

•	increases in interest rates and increased operating costs;

•	macroeconomic and geopolitical factors, including, but not limited to, inflationary pressures, tariffs and international trade policies, elevated interest rates, distress in the banking sector, global supply chain disruptions and ongoing geopolitical conflicts and war;

•	an epidemic or pandemic (such as the COVID-19 pandemic), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it;

•	our ability to satisfy the covenants in our existing and any future debt agreements;

•	our ability to refinance our existing debt when needed or on favorable terms;

•	decreased rental rates or increased vacancy rates, including expected rent levels on acquired properties;

•	adverse economic or real estate conditions or developments, either nationally or in the markets in which our facilities are located;

•	our failure to generate sufficient cash flows to service our outstanding obligations;

•	our ability to satisfy our short and long-term liquidity requirements;

•	our ability to deploy the debt and equity capital we raise;

•	our ability to hedge our interest rate risk;

•	our ability to raise additional equity and debt capital on terms that are attractive or at all;

•	our ability to make distributions on shares of our common and preferred stock or to redeem our preferred stock;

•	expectations regarding the timing and/or completion of any acquisition;

•	expectations regarding the timing and/or completion of dispositions, and the expected use of proceeds therefrom;

•	general volatility of the market price of our common and preferred stock;

•	changes in our business or our investment or financing strategy;

•	our dependence upon key personnel, whose continued service is not guaranteed;

•	our ability to identify, hire and retain highly qualified personnel in the future;

•	the degree and nature of our competition;

•	changes in healthcare laws, governmental regulations, tax laws and similar matters;

•	changes in expected trends in Medicare, Medicaid and commercial insurance reimbursement trends, including changes in Medicaid reimbursement rates pursuant to the One Big Beautiful Bill Act;

•	competition for investment opportunities;

•	changes in our investment strategy;

•	our failure to achieve the anticipated benefits from, and effectively integrate, our completed or anticipated acquisitions and investments;

•	our expected capital and tenant improvement expenditures;

•	changes in accounting policies generally accepted in the United States of America;

•	lack of, or insufficient amounts of, insurance;

•	other factors affecting the real estate industry generally;

•	changes in the tax treatment of our distributions;

•	our failure to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to qualify for the safe harbor from the 100% prohibited transactions tax under the REIT rules with respect to our property dispositions; and

•	limitations imposed on our business due to, and our ability to satisfy, complex rules relating to REIT qualification for U.S. federal income tax purposes.

See Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 for further discussion of these and other risks, as well as the risks, uncertainties and other factors discussed in this prospectus and identified in other documents we may file with the SEC from time to time. You should carefully consider these risks before making any investment decisions in our company. New risks and uncertainties may also emerge from time to time that could materially and adversely affect us. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements.

Chiron Real Estate Inc.

Chiron Real Estate Inc. (the “Company,” “us,” “we,” or “our”) is a Maryland corporation and internally managed REIT that acquires (i) healthcare facilities leased to physician groups and regional and national healthcare systems and (ii) seniors housing communities.

We hold our facilities and conduct our operations through a Delaware limited partnership subsidiary, Chiron Real Estate LP (the “Operating Partnership”). Our wholly owned subsidiary, Chiron Real Estate GP LLC, is the sole general partner of our Operating Partnership and, as of March 31, 2026, we owned 91.4% of the outstanding common operating partnership units (“OP Units”), with the remaining 8.6% owned by holders of long-term incentive plan units (“LTIP Units”) and third-party limited partners who contributed properties or services to the Operating Partnership in exchange for OP Units.

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Our Common Stock is listed on the NYSE under the symbol “XRN.” Our Series A Preferred Stock is listed on the NYSE under the symbol “XRN PrA.” Our Series B Preferred Stock is listed on the NYSE under the symbol “XRN PrB.” Our principal executive offices are located at 7373 Wisconsin Avenue, Suite 800, Bethesda, Maryland, 20814. Our telephone number is (202) 524-6851. Our website is located at http://www.chironre.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

Risk Factors

Before purchasing any securities offered by this prospectus, you should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference into this prospectus, and any risks described in any accompanying prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Use of Proceeds

All of the shares of Series C Preferred Stock and Common Stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own accounts. The Company will not receive any of the proceeds from these sales.

The selling stockholders will pay any fees, discounts and selling commissions incurred by such selling stockholders in disposing of their Series C Preferred Stock and Common Stock. Pursuant to the Investor Rights Agreement (as discussed below), the Company will generally bear all other costs, fees and expenses incurred in effecting the registration of the Series C Preferred Stock and Common Stock covered by this prospectus.

Selling Stockholders

On May 29, 2026, and June 2, 2026, the Company issued and sold an aggregate of 1,000,000 shares of the Series C Preferred Stock to the selling stockholders at a purchase price of $100.00 per share, for aggregate gross proceeds of $100.0 million, pursuant to the terms of the Investment Agreement (the “Investment Agreement”), dated as of May 6, 2026, by and among the Company, Maewyn XRN LP (the “Maewyn Purchaser”) and the other purchasers party thereto.

Pursuant to the Investment Agreement, the Company entered into an investor rights agreement, dated as of May 6, 2026 and amended on May 28, 2026, by and among the Company, the Maewyn Purchaser and the other purchasers party thereto, a copy of which is filed as an exhibit to the registration statement related to this prospectus (the “Investor Rights Agreement”), pursuant to which we agreed to register the Series C Preferred Stock and shares of Common Stock deliverable upon conversion of the Series C Preferred Stock

Each of the selling stockholders became a party to the Investment Agreement and Investor Rights Agreement by signing a joinder agreement at the time of the closing of its purchase of Series C Preferred Stock.

The selling stockholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interest in the shares other than through a public sale.

The shares of Common Stock covered by this prospectus are those issuable to the selling stockholders named below upon the conversion of their Series C Preferred Stock, in accordance with the terms of the Articles Supplementary designating the Series C Preferred Stock, a copy of which is filed as an exhibit to the registration statement related to this prospectus (the “Articles Supplementary”). The number of shares of Common Stock that may be offered pursuant to this prospectus represents the maximum number of shares of Common Stock that may be issued to the selling stockholders in respect of the number of shares of Series C Preferred Stock set forth below, based on the initial conversion rate of 2.32558 shares of Common Stock per share of Series C Preferred Stock, which is equivalent to an initial conversion price of approximately $43.00 per share of Common Stock, subject to customary anti-dilution adjustments and other adjustments as described in the Articles Supplementary. See “Description of Capital Stock — Description of Series C Preferred Stock — Optional Conversion by Holders” and “— Conversion by the Company.”

We cannot advise you as to whether the selling stockholders will convert any or all of their Series C Preferred Stock and/or will sell any or all shares of Series C Preferred Stock or Common Stock received in such a conversion.

The following table sets forth, to our knowledge, certain information about the selling stockholders as of June 15, 2026. The information is based on information provided by or on behalf of the selling stockholders. Each selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities. To the extent required, any changed or new information given to us by the selling stockholders, including regarding the identity of, and the securities held by, the selling stockholders, may be set forth in a prospectus supplement, amendments to the registration statement of which this prospectus is a part, or a Current Report on Form 8-K incorporated herein by reference. For information on the methods of sale that may be used by the selling stockholders, please see “Plan of Distribution.”

Charles Fitzgerald, one of our directors, is the Managing Partner of Maewyn Capital Partners LLC, the investment manager to the Maewyn Purchaser. Other than the Investment Agreement, the Investor Rights Agreement, and the relationship described in the foregoing sentence, we currently have no material relationships, agreements or understandings with the selling stockholders.

The percentage of beneficial ownership information below is based upon 1,000,000 shares of Series C Preferred Stock and 13,234,830 shares of Common Stock issued and outstanding as of June 15, 2026, as applicable.

The percentage of beneficial ownership information of the Common Stock as presented below excludes (i) shares issuable in respect of 812,830 outstanding vested and unvested LTIP Units previously granted to our officers, directors and certain employees, (ii) 443,884 outstanding OP Units issued to third parties and (iii) shares of Common Stock that may be received upon conversion of the Series C Preferred Stock (except, for each particular selling stockholder, the percentage of beneficial ownership information below takes into account the number of shares of Common Stock offered by that particular selling stockholder).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

	Securities Beneficially Owned Prior to this Offering				Maximum Number of Securities to be Offered Pursuant to this Prospectus		Securities Beneficially Owned after Offering (1)
Name of Selling Stockholder	Shares of Series C Preferred Stock	Shares of Common Stock (2)		Percent of Common Stock (2)	Shares of Series C Preferred Stock	Shares of Common Stock (2)	Shares of Series C Preferred Stock	Percent	Shares of Common Stock	Percent
Maewyn XRN LP(3)	220,000	608,920	(4)	4.60%	220,000	511,627	—	—	97,293	*
Petrus Special Opportunities Fund, L.P. (5)	200,000	521,116		3.94%	200,000	465,116	—	—	56,000	*
Canyon Capital Advisors LLC(6)	280,000	651,160		4.92%	280,000	651,160	—	—	—	—
Diameter Master Fund LP(7)	270,000	627,906		4.74%	270,000	627,906	—	—	—	—
Diameter Dynamic Credit Fund (7)	30,000	69,767		*	30,000	69,767	—	—	—	—

*Less than 1%.

(1)	Information with respect to securities owned beneficially after the offering with respect to each selling stockholder assumes the sale of all of the shares of Series C Preferred Stock or Common Stock registered hereby, as applicable and without duplication, and that there have been no further acquisitions, or dispositions, of shares of Series C Preferred Stock or Common Stock or other securities of the Company that are convertible or exchangeable into shares of Common Stock by the selling stockholders. The selling stockholders identified in the table may currently hold, acquire, or dispose of, at any time, the Common Stock and the Company’s other securities that are convertible or exchangeable into Common Stock in addition to the shares registered hereby.

(2)	The number of shares of Common Stock and percentages presented above assume the conversion of all shares of Series C Preferred Stock at the initial conversion rate of 2.32558 shares of Common Stock per share of Series C Preferred Stock, subject to certain conversion price adjustments as described in the section entitled “Description of Capital Stock—Description of Series C Preferred Stock” and in the Articles Supplementary.

(3)	Charles Fitzgerald is the Managing Partner of Maewyn Capital Partners LLC, which is the investment manager to Maewyn XRN LP. As a result, Mr. Fitzgerald and Maewyn Capital Partners LLC may be deemed to share beneficial ownership of the securities held of record by Maewyn XRN LP. The business address of Maewyn XRN LP is 3889 Maple Avenue, Suite 220, Dallas, TX, 75219.

(4)	Includes 97,293 shares of Common Stock held by funds affiliated with Maewyn XRN LP.

(5)	Petrus Trust Company, LTA is the investment manager of Petrus Special Opportunities Fund, L.P., and Petrus Capital Management, LLC is the general partner of Petrus Special Opportunities Fund, L.P. As such, each of Petrus Trust Company, LTA and Petrus Capital Management, LLC may be deemed to be the beneficial owner of the securities held of record by Petrus Special Opportunities Fund, L.P. The business address of Petrus Special Opportunities Fund, L.P. is 3000 Turtle Creek Blvd., Dallas, TX 75219.

(6)	The holders of the securities being registered are the following funds and accounts: Canyon Distressed TX (A) LLC, Canyon IC Credit Fund L.P., Canyon Multi-Asset Credit Master Fund, L.P. and CDOF IV Master Fund, L.P. (collectively, the “Canyon Funds”). Each of the Canyon Funds is currently a party to an investment advisory agreement (or similarly titled agreement) with Canyon Capital Advisors LLC (“Canyon”), pursuant to which Canyon is granted discretionary right, power and authority to manage and vote with respect to certain of the Canyon Funds’ investments, including each Canyon Fund’s investment in the securities being registered (“Voting and Investment Power”). Canyon is ultimately controlled, and majority-owned, by family limited liability companies and/or trusts that are ultimately controlled by Joshua S. Friedman and Mitchell R. Julis (the “Principals”). Canyon and each of the Principals disclaim beneficial ownership of the securities being registered, except to the extent of Voting and Investment Power. The Canyon Funds are affiliates of a registered broker-dealer. The Canyon Funds purchased the securities being registered for resale in the ordinary course of business and, at the time of acquisition, the Canyon Funds had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The business address for the Canyon Funds is c/o Canyon Capital Advisors LLC, 2728 N. Harwood St., 2nd Floor, Dallas, Texas 75201.

(7)	Consists of 300,000 shares of Series C Preferred Stock. The number of shares being offered by these entities pursuant to this prospectus consists of 697,673 shares of common stock issuable upon conversion of 300,000 shares of Series C Preferred Stock. Diameter Capital Partners LP is the investment manager (“DCP”) of Diameter Master Fund LP and Diameter DCF Advisor LLC (“DCF Advisor”) is the investment advisor, with DCP serving as the managing member to DCF Advisor, of Diameter Dynamic Credit Fund and, therefore, DCP has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of DCP, make voting and investment decisions on behalf of DCP. As a result, DCP, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The address of each entity and Messrs. Goodwin and Lewinsohn is 50 Hudson Yards, Suite 6600A, New York, NY 10001.

Description of Capital Stock

Although the following summary describes the material terms of our capital stock, it is not a complete description of Maryland law or of our charter and bylaws, which are incorporated herein by reference to the Company’s SEC filings. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 100,000,000 shares of common stock, $0.001 par value per share, and up to 10,000,000 shares of preferred stock, $0.001 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval.

Description of Common Stock

Our charter provides that we may issue up to 100,000,000 shares of Common Stock. As of June 15, 2026, there were 13,234,830 shares of our Common Stock issued and outstanding. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval.

Under Maryland law, stockholders are not personally liable for the obligations of a corporation solely as a result of their status as stockholders.

Dividends; Liquidation. Subject to the preferential rights, if any, of holders of any other class or series of stock, including our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our Common Stock are entitled to receive distributions on such shares out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our Common Stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities, and subject to the rights of holders of our preferred stock, including our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, if outstanding at such time.

Voting Rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holder of such share of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors can elect all of the directors then standing for election, and the remaining stockholders will not be able to elect any directors. Directors are elected by a majority of all the votes cast at a meeting of stockholders duly called and at which a quorum is present if the election is uncontested.

Other. Holders of our Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of stock contained in our charter and the terms of any other class or series of stock, all our shares of Common Stock have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, convert or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange, unless the action is advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority) is specified in the corporation’s charter. Our charter provides that, except for amendments to the provisions of our charter relating to (i) the removal of directors, (ii) the restrictions on ownership and transfer of our capital stock and (iii) the vote required to amend such provisions (each of which requires the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes to be cast on the matter) and certain amendments that require, pursuant to the MGCL, only approval by our board of directors, these actions may be taken only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Listing. Our Common Stock is currently listed on the NYSE under the symbol “XRN.”

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

Description of Series A Preferred Stock

3,105,000 shares of preferred stock have been designated as shares of 7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share. As of June 15, 2026, there were 3,105,000 shares of our Series A Preferred Stock issued and outstanding.

Defined terms used and defined in this “Description of Series A Preferred Stock” section apply solely to this section.

Reopening. The provisions of our charter establishing our Series A Preferred Stock permit us to “reopen” this series, without the consent of the holders of our Series A Preferred Stock, in order to issue additional shares of Series A Preferred Stock from time to time. We may in the future issue additional shares of Series A Preferred Stock without the consent of the holders of Series A Preferred Stock. Any additional shares of Series A Preferred Stock will have the same terms as our current Series A Preferred Stock. These additional shares of Series A Preferred Stock will, together with our current Series A Preferred Stock, constitute a single series of securities.

Maturity. Our Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless and until (i) we redeem such Series A Preferred Stock at our option as described below in “— Redemption at Our Option,” or (ii) they are converted by the holder of such Series A Preferred Stock in the event of a Change of Control as described below in “— Conversion Right upon a Change of Control.”

Ranking. Our Series A Preferred Stock ranks, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

1)	senior to our Common Stock and to any other class or series of our equity shares, currently issued or issued in the future, expressly designated as ranking junior to the Series A Preferred Stock (“junior equity shares”);

2)	on parity with any preferred or convertible preferred stock ranking on parity with the Series A Preferred Stock, currently issued or issued in the future (“parity equity shares”); and

3)	junior to all equity shares issued by us with terms specifically providing that those equity shares rank senior to the Series A Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, which issuance is subject to the approval of the holders of two-thirds of the outstanding shares of Series A Preferred Stock and any parity equity shares.

The term “equity shares” does not include convertible or exchangeable debt securities, which debt securities would rank senior to the Series A Preferred Stock.

Dividends. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of the board of directors, out of funds legally available for the payment of dividends under Maryland law, cumulative cash dividends from the original issue date or the immediately preceding dividend payment date, as applicable, quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, a “dividend payment date”). These cumulative cash dividends will accrue on the liquidation preference amount of $25.00 per share at a rate per annum equal to 7.50% of the liquidation preference of $25.00 per share (equivalent to $1.875 per annum per share) with respect to each dividend period from and including the original issue date. If we issue additional shares of Series A Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date or the most recent dividend payment date at which dividends were paid in full.

Dividends will be payable to holders of record as of 5:00 p.m., New York time, on the related record date. The record dates for the Series A Preferred Stock are the January 15, April 15, July 15 or October 15 immediately preceding the relevant dividend payment date (each, a “dividend record date”). The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date. Dividends payable on the Series A Preferred Stock will be computed based on a 360-day year consisting of twelve 30-day months and will be calculated from the original issue date.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not funds are legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series A Preferred Stock described above. Any dividend payment made on the Series A Preferred Stock shall be first credited against the earliest accumulated but unpaid dividend due with respect to those shares.

If, for any taxable year, we designate as a “capital gain dividend,” as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”), which we refer to as a Capital Gains Amount, any portion of the dividends, as determined for U.S. federal income tax purposes, paid or made available for that year to holders of all classes of our shares of capital stock, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series A Preferred Stock will be in proportion to the amount that the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of Series A Preferred Stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our shares of capital stock. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our stockholders’ long-term capital gains based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Our Series A Preferred Stock ranks junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or redeem or otherwise repurchase any Series A Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preferred Stock.

So long as any shares of Series A Preferred Stock remain outstanding, no dividend or distribution shall be paid or declared on junior equity securities, and no junior equity securities shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period, unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

The foregoing limitation does not apply to:

•	repurchases, redemptions or other acquisitions of junior equity shares of the Company in connection with any employee incentive or benefit plan;

•	an exchange, redemption, reclassification or conversion of any class or series of the Company’s junior equity shares, or any junior equity shares or securities of a subsidiary of the Company, for any class or series of the Company’s junior equity shares; or

•	any dividend in the form of shares of capital stock, warrants, options or other rights where the dividend security or the security issuable upon exercise of such warrants, options or other rights is the same security as that on which the dividend is being paid or ranks equal or junior to that security.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for Series A Preferred Stock) in full upon the Series A Preferred Stock and any shares of parity equity shares, all dividends declared upon the Series A Preferred Stock and all such parity equity shares payable on such dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A Preferred Stock and all parity equity shares payable on such dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other.

Our board of directors will not authorize and we will not pay or set apart for payment dividends on our Series A Preferred Stock at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules.

Future distributions on our Series A Preferred Stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of directors deems relevant. In addition, our revolving credit facility contains provisions that could limit or, in certain cases, prohibit the payment of distributions on our Common Stock and preferred stock, including the Series A Preferred Stock. Accordingly, although we expect to pay scheduled cash dividends on our Series A Preferred Stock, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Subject to the foregoing, dividends (payable in cash, shares or otherwise) may be determined by our board of directors (or a duly authorized committee of the board of directors) and may be declared and paid on our Common Stock and any shares of capital stock ranking, as to dividends, equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of our Series A Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, and before any distribution of assets is made to holders of Common Stock or of any of our other classes or series of stock ranking junior to the Series A Preferred Stock as to such a distribution, a liquidating distribution in the amount of $25.00 per share, plus accumulated and unpaid dividends (whether or not authorized or declared) through but excluding the date of the final distribution to such holders. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any of our other shares of capital stock ranking equally as to such distribution with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other shares will be paid ratably in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any accumulated but unpaid dividends (whether or not authorized or declared). If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and any of our other shares of capital stock ranking equally as to the liquidation preference, the holders of our shares of capital stock ranking junior as to the liquidation preference shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of the Company with or into any other entity, a statutory share exchange or the sale, transfer or conveyance of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company. See “— Conversion Right upon a Change of Control” below for information about conversion of the Series A Preferred Stock in the event of a change of control of the Company.

Limited Voting Rights. Holders of the Series A Preferred Stock generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series A Preferred Stock (voting as a single class together with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and at each subsequent annual meeting of stockholders, each additional director being referred to as a “Preferred Stock Director,” until all unpaid dividends with respect to the Series A Preferred Stock and such other classes or series of preferred stock with like voting rights have been paid. Each Preferred Stock Director will be elected by a plurality of the votes cast by the outstanding shares of Series A Preferred Stock and any other series of parity equity shares with like voting rights, voting together as a single class. Special meetings called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series A Preferred Stock or any other class or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class), will pay all costs and expenses of calling and holding the meeting.

Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all other classes or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class). So long as a dividend arrearage continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class), authorize, create, issue or increase the number of authorized or issued shares of any class or series of equity shares ranking senior to the Series A Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, or reclassify any of our authorized equity shares into such equity shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such equity shares. However, we may create additional classes of parity equity shares and junior equity shares, amend or supplement our charter to increase the authorized number of shares of parity equity shares (including the shares of Series A Preferred Stock) and junior equity shares and issue additional series of parity equity shares and junior equity shares without the consent of any holder of Series A Preferred Stock.

In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class) is required for us to amend, alter or repeal any provision of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect the voting rights, powers or preferences of the Series A Preferred Stock, unless the Series A Preferred Stock remains outstanding without the terms thereof being materially adversely changed in any way adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series A Preferred Stock. If such amendment to our charter disproportionately affects the terms of the Series A Preferred Stock relative to the terms of one or more other classes or series of parity preferred stock, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (voting separately as a class) is required.

In any matter in which holders of Series A Preferred Stock may vote (as expressly provided in the terms of the Series A Preferred Stock), each holder of Series A Preferred Stock shall be entitled to one vote per share.

Information Rights. During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. We will post to our website or mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports with the SEC.

Listing. The Series A Preferred Stock is listed on the NYSE under the symbol “XRN PrA.”

Transfer Agent, Registrar and Depositary. Equiniti Trust Company, LLC is the transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for the Series A Preferred Stock.

No Maturity, Sinking Fund or Mandatory Redemption. Our Series A Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. Accordingly, our Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them or they are converted in connection with a Change of Control (as defined below) by the holders of the Series A Preferred Stock.

Redemption at Our Option. We may, at our option, redeem our Series A Preferred Stock for cash in whole or in part, from time to time, at any time, upon not less than 30 days nor more than 60 days’ notice, at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared), to, but excluding, the date of redemption. Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock. Investors should not expect us to redeem the Series A Preferred Stock on any particular date in the future or at all.

If Series A Preferred Stock is to be redeemed, the notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage pre-paid, not less than 30 days nor more than 60 days prior to the date of redemption, addressed to the holders of record of the Series A Preferred Stock at their addresses as they appear on the Company’s share transfer records (provided that, if the shares of Series A Preferred Stock are held in book-entry form through the Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC). A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed for trading, each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series A Preferred Stock for payment of the redemption price. If notice of redemption of any Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series A Preferred Stock, such Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will cease, except the right to receive the redemption price, without interest from the date of such redemption.

In the case of any redemption of only part of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.

We may also redeem the Series A Preferred Stock in limited circumstances relating to maintaining our qualification as a REIT, as described below in “— Restrictions on Ownership and Transfer.”

Special Redemption Option upon a Change of Control. Upon the occurrence of a Change of Control (as defined below), we may redeem for cash, in whole or in part, the Series A Preferred Stock within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared), to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below under the caption “— Conversion Rights upon a Change of Control”), we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special redemption option), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights upon a Change of Control” with respect to the shares subject to such notice.

We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the special redemption price;

•	a statement setting forth the calculation of such special redemption price;

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date unless we fail to pay the redemption price on such date;

•	that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such shares of Series A Preferred Stock;

•	that the shares of Series A Preferred Stock are being redeemed pursuant to our special redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•	that the holders of the shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” means, after the initial issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common equity securities listed on the NYSE, the NYSE American LLC or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American LLC or Nasdaq.

Conversion Right Upon a Change of Control. Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem, in whole or in part, the Series A Preferred Stock as described above under “— Redemption at Our Option”) to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”), on the Change of Control Conversion Date into a number of shares of our Common Stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series A Preferred Stock, plus (y) any accrued and unpaid dividends thereon (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the share of Series A Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Common Stock Share Price (as defined below); and

•	5.3419 (the “Share Cap”), subject to certain adjustments (including adjustments related to the reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of 1-for-5 on September 19, 2025);

subject, in each case, to provisions for the receipt of alternative consideration as described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of our Common Stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our Common Stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our Common Stock equal to the Common Stock Conversion Consideration (as defined in our charter) immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date and time by which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Share Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series A Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series A Preferred Stock to be converted; and

•	that the Series A Preferred Stock are to be converted pursuant to the change of control conversion right held by holders of Series A Preferred Stock.

We will not issue fractional shares of Common Stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Common Stock Share Price.

The “Change of Control Conversion Date” is the date on which the shares of Series A Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

The “Common Stock Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash (x) the average of the closing sale prices per share of our Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our Common Stock is not then listed for trading on a U.S. securities exchange.

Description of Series B Preferred Stock

5,300,000 shares of preferred stock have been designated as shares of 8.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share. As of June 15, 2026, there were 2,050,000 shares of our Series B Preferred Stock issued and outstanding.

Defined terms used and defined in this “Description of Series B Preferred Stock” section apply solely to this section.

Reopening. The articles supplementary establishing our Series B Preferred Stock permit us to “reopen” this series, without the consent of the holders of our Series B Preferred Stock, in order to issue additional shares of Series B Preferred Stock from time to time. We may in the future issue additional shares of Series B Preferred Stock without the consent of the holders of Series B Preferred Stock. Any additional shares of Series B Preferred Stock will have the same terms as our current Series B Preferred Stock. These additional shares of Series B Preferred Stock will, together with our current Series B Preferred Stock, constitute a single series of securities.

Maturity. Our Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless and until (i) we redeem such Series B Preferred Stock at our option as described below in “— Redemption at Our Option,” or (ii) they are converted by the holder of such Series B Preferred Stock in the event of a Change of Control as described below in “— Conversion Right upon a Change of Control.”

Ranking. Our Series B Preferred Stock ranks, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

1)	senior to our Common Stock and to any other class or series of our equity shares, currently issued or issued in the future, expressly designated as ranking junior to the Series B Preferred Stock (“junior equity shares”);

2)	on parity with our Series A Preferred Stock and any other preferred or convertible preferred stock ranking on parity with the Series B Preferred Stock, currently issued or issued in the future (“parity equity shares”); and

3)	junior to all equity shares issued by us with terms specifically providing that those equity shares rank senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, which issuance is subject to the approval of the holders of two-thirds of the outstanding shares of Series B Preferred Stock and any parity equity shares (including the Series A Preferred Stock).

The term “equity shares” does not include convertible or exchangeable debt securities, which debt securities would rank senior to the Series B Preferred Stock.

Dividends. Holders of Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of the board of directors, out of funds legally available for the payment of dividends under Maryland law, cumulative cash dividends from the original issue date or the immediately preceding dividend payment date, as applicable, quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, a “dividend payment date”). These cumulative cash dividends will accrue on the liquidation preference amount of $25.00 per share at a rate per annum equal to 8.00% of the liquidation preference of $25.00 per share (equivalent to $2.00 per annum per share) with respect to each dividend period from and including the original issue date. If we issue additional shares of Series B Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date or the most recent dividend payment date at which dividends were paid in full.

Dividends will be payable to holders of record as of 5:00 p.m., New York time, on the related record date. The record dates for the Series B Preferred Stock are the January 15, April 15, July 15 or October 15 immediately preceding the relevant dividend payment date (each, a “dividend record date”). The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date. Dividends payable on the Series B Preferred Stock will be computed based on a 360-day year consisting of twelve 30-day months and will be calculated from the original issue date.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not funds are legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series B Preferred Stock described above. Any dividend payment made on the Series B Preferred Stock shall be first credited against the earliest accumulated but unpaid dividend due with respect to those shares.

If, for any taxable year, we designate as a “capital gain dividend,” as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”), which we refer to as a Capital Gains Amount, any portion of the dividends, as determined for U.S. federal income tax purposes, paid or made available for that year to holders of all classes of our shares of capital stock, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series B Preferred Stock will be in proportion to the amount that the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of Series B Preferred Stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our shares of capital stock. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our stockholders’ long-term capital gains based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Our Series B Preferred Stock ranks junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank in priority to the Series B Preferred Stock with respect to dividends, we may not pay any dividends on the Series B Preferred Stock or redeem or otherwise repurchase any Series B Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series B Preferred Stock.

So long as any shares of Series B Preferred Stock remain outstanding, no dividend or distribution shall be paid or declared on junior equity securities, and no junior equity securities shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period, unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

The foregoing limitation does not apply to:

•	repurchases, redemptions or other acquisitions of junior equity shares of the Company in connection with any employee incentive or benefit plan;

•	an exchange, redemption, reclassification or conversion of any class or series of the Company’s junior equity shares, or any junior equity shares or securities of a subsidiary of the Company, for any class or series of the Company’s junior equity shares; or

•	any dividend in the form of shares of capital stock, warrants, options or other rights where the dividend security or the security issuable upon exercise of such warrants, options or other rights is the same security as that on which the dividend is being paid or ranks equal or junior to that security.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for Series B Preferred Stock) in full upon the Series B Preferred Stock and any shares of parity equity shares, all dividends declared upon the Series B Preferred Stock and all such parity equity shares payable on such dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B Preferred Stock and all parity equity shares payable on such dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) bear to each other.

Our board of directors will not authorize and we will not pay or set apart for payment dividends on our Series B Preferred Stock at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules.

Future distributions on our Series B Preferred Stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of directors deems relevant. In addition, our revolving credit facility contains provisions that could limit or, in certain cases, prohibit the payment of distributions on our Common Stock and preferred stock, including the Series B Preferred Stock. Accordingly, although we expect to pay scheduled cash dividends on our Series B Preferred Stock, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Subject to the foregoing, dividends (payable in cash, shares or otherwise) may be determined by our board of directors (or a duly authorized committee of the board of directors) and may be declared and paid on our Common Stock and any shares of capital stock ranking, as to dividends, equally with or junior to the Series B Preferred Stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of our Series B Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, and before any distribution of assets is made to holders of Common Stock or of any of our other classes or series of stock ranking junior to the Series B Preferred Stock as to such a distribution, a liquidating distribution in the amount of $25.00 per share, plus accumulated and unpaid dividends (whether or not authorized or declared) through but excluding the date of the final distribution to such holders. Holders of the Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series B Preferred Stock and all holders of any of our other shares of capital stock ranking equally as to such distribution with the Series B Preferred Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all such other shares will be paid ratably in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any accumulated but unpaid dividends (whether or not authorized or declared). If the liquidation preference has been paid in full to all holders of Series B Preferred Stock and any of our other shares of capital stock ranking equally as to the liquidation preference, the holders of our shares of capital stock ranking junior as to the liquidation preference shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of the Company with or into any other entity, a statutory share exchange or the sale, transfer or conveyance of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company. See “— Conversion Right upon a Change of Control” below for information about conversion of the Series B Preferred Stock in the event of a change of control of the Company.

Limited Voting Rights. Holders of the Series B Preferred Stock generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Stock (voting as a single class together with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable (including the Series A Preferred Stock)) will be entitled to elect two additional directors at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and at each subsequent annual meeting of stockholders, each additional director being referred to as a “Preferred Stock Director,” until all unpaid dividends with respect to the Series B Preferred Stock and such other classes or series of preferred stock with like voting rights have been paid. Each Preferred Stock Director will be elected by a plurality of the votes cast by the outstanding shares of Series B Preferred Stock and any other series of parity equity shares with like voting rights, voting together as a single class. Special meetings called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series B Preferred Stock or any other class or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class), will pay all costs and expenses of calling and holding the meeting.

Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B Preferred Stock and all other classes or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class). So long as a dividend arrearage continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class), authorize, create, issue or increase the number of authorized or issued shares of any class or series of equity shares ranking senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, or reclassify any of our authorized equity shares into such equity shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such equity shares. However, we may create additional classes of parity equity shares and junior equity shares, amend or supplement our charter and the articles supplementary establishing the Series B Preferred Stock to increase the authorized number of shares of parity equity shares (including the shares of Series B Preferred Stock) and junior equity shares and issue additional series of parity equity shares and junior equity shares without the consent of any holder of Series B Preferred Stock.

In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class) is required for us to amend, alter or repeal any provision of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect the voting rights, powers or preferences of the Series B Preferred Stock, unless the Series B Preferred Stock remains outstanding without the terms thereof being materially adversely changed in any way adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series B Preferred Stock. If such amendment to our charter disproportionately affects the terms of the Series B Preferred Stock relative to the terms of one or more other classes or series of parity preferred stock, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting separately as a class) is required.

In any matter in which holders of Series B Preferred Stock may vote (as expressly provided in the terms of the Series B Preferred Stock), each holder of Series B Preferred Stock shall be entitled to one vote per share.

Information Rights. During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will post to our website or mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports with the SEC.

Listing. The Series B Preferred Stock is listed on the NYSE under the symbol “XRN PrB.”

Transfer Agent, Registrar and Depositary. Equiniti Trust Company, LLC is the transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for the Series B Preferred Stock.

No Maturity, Sinking Fund or Mandatory Redemption. Our Series B Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. Accordingly, our Series B Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them or they are converted in connection with a Change of Control (as defined below) by the holders of the Series B Preferred Stock.

Redemption at Our Option. We may, at our option, redeem our Series B Preferred Stock for cash in whole or in part, from time to time, at any time on or after November 20, 2030, upon not less than 30 days nor more than 60 days’ notice, at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared), to, but excluding, the date of redemption. Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock. Investors should not expect us to redeem the Series B Preferred Stock on any particular date in the future or at all.

If Series B Preferred Stock is to be redeemed, the notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage pre-paid, not less than 30 days nor more than 60 days prior to the date of redemption, addressed to the holders of record of the Series B Preferred Stock at their addresses as they appear on the Company’s share transfer records (provided that, if the shares of Series B Preferred Stock are held in book-entry form through the Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC). A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed for trading, each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series B Preferred Stock for payment of the redemption price. If notice of redemption of any Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series B Preferred Stock, such Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will cease, except the right to receive the redemption price, without interest from the date of such redemption.

In the case of any redemption of only part of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.

We may also redeem the Series B Preferred Stock in limited circumstances relating to maintaining our qualification as a REIT, as described below in “— Restrictions on Ownership and Transfer.”

Special Redemption Option upon a Change of Control. Upon the occurrence of a Change of Control (as defined below), we may redeem for cash, in whole or in part, the Series B Preferred Stock within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared), to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below under the caption “— Conversion Rights upon a Change of Control”), we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right or our special redemption option), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights upon a Change of Control” with respect to the shares subject to such notice.

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the special redemption price;

•	a statement setting forth the calculation of such special redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, evidencing the shares of Series B Preferred Stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated shares of Series B Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date unless we fail to pay the redemption price on such date;

•	that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such shares of Series B Preferred Stock;

•	that the shares of Series B Preferred Stock are being redeemed pursuant to our special redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•	that the holders of the shares of Series B Preferred Stock to which the notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” means, after the initial issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common equity securities listed on the NYSE, the NYSE American LLC or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American LLC or Nasdaq.

Notwithstanding the foregoing, if the transaction or series of transactions described in the first bullet point above (the “Change of Control Transaction”) forms part of a series of related transactions that are closed or consummated within twelve (12) months of the closing or consummation of the Change of Control Transaction (including, without limitation, any merger, consolidation, sale or transfer of assets, recapitalization, reorganization, or special or extraordinary distribution, in each case outside of the ordinary course of our business (the “Related Transactions”)), and if the aggregate consideration paid to us and/or holders of our common stock in connection with the Change of Control Transaction represents less than 50.0% of the aggregate consideration payable to us and/or holders of our common stock in connection with both the Change of Control Transaction and the Related Transactions on a combined basis, then the Change of Control Transaction shall be deemed to constitute a Change of Control, regardless of whether the second bullet point above is satisfied.

Conversion Right Upon a Change of Control. Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem, in whole or in part, the Series B Preferred Stock as described above under “— Redemption at Our Option”) to convert some or all of the Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”), on the Change of Control Conversion Date into a number of shares of our Common Stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series B Preferred Stock, plus (y) any accrued and unpaid dividends thereon (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the share of Series B Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Common Stock Share Price (as defined below); and

•	1.55666 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of our Common Stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our Common Stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our Common Stock equal to the Common Stock Conversion Consideration (as defined in the articles supplementary establishing our Series B Preferred Stock) immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date and time by which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Share Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert Series B Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series B Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series B Preferred Stock to be converted; and

•	that the Series B Preferred Stock are to be converted pursuant to the change of control conversion right held by holders of Series B Preferred Stock.

We will not issue fractional shares of Common Stock upon the conversion of the Series B Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Common Stock Share Price.

The “Change of Control Conversion Date” is the date on which the shares of Series B Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

The “Common Stock Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash (x) the average of the closing sale prices per share of our Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our Common Stock is not then listed for trading on a U.S. securities exchange.

Description of Series C Preferred Stock

1,000,000 shares of preferred stock have been designated as shares of 6.00% Series C Convertible Preferred Stock (the “Series C Preferred Stock”), par value $0.001 per share. As of June 15, 2026, there were 1,000,000 shares of our Series C Preferred Stock issued and outstanding.

Defined terms used and defined in this “Description of Series C Preferred Stock” section apply solely to this section.

Maturity. Our Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless and until (i) we redeem such Series C Preferred Stock at our option as described below in “— Redemption at Our Option,” (ii) they are converted by the holder of such Series C Preferred Stock as described below in “— Optional Conversion by Holders” or (iii) they are converted by the Company as described below in “— Conversion by the Company.”

Ranking. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, the Series C Preferred Stock ranks (i) senior to the Common Stock and all other classes and series of capital stock of the Company whose terms do not expressly provide that such class or series will rank on a parity basis with or senior to the Series C Preferred Stock with respect to the payment of dividends (“Dividend Junior Stock”) or the distribution of assets on the liquidation, dissolution or winding up of the Company (“Liquidation Junior Stock” and, together with the Dividend Junior Stock, the “Junior Stock”), (ii) on a parity basis with each other class or series of capital stock of the Company whose terms expressly provide that such class or series will rank on a parity basis with the Series C Preferred Stock with respect to the payment of dividends (“Dividend Parity Stock”) or the distribution of assets on the liquidation, dissolution or winding up of the Company (“Liquidation Parity Stock”) and (iii) junior to each class or series of capital stock of the Company whose terms expressly provide that such class or series ranks senior to the Series C Preferred Stock with respect to the payment of dividends (“Dividend Senior Stock”) or the distribution of assets on the liquidation, dissolution or winding up of the Company (“Liquidation Senior Stock”) and to all existing and future indebtedness and other non-equity claims on the Company.

Regular Dividends. The Series C Preferred Stock accumulates cumulative dividends (“Regular Dividends”) at a rate (the “Regular Dividend Rate”) per annum equal to 6.00% on the Liquidation Preference (as defined below) thereof. The dividend rate will increase to 8% on the date that is four years after June 2, 2026 and will increase by an additional 2% on each subsequent anniversary thereafter up to a total of 12%. Regular dividends on the Series C Preferred Stock will be payable if, as and when authorized by the Company’s board of directors or any duly authorized committee thereof, to the extent not prohibited by law, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Declared Regular Dividends will be payable solely in cash. In the event that any accumulated Regular Dividend is not authorized and paid on the applicable Regular Dividend payment date, then additional dividends (“Defaulted Regular Dividends”) will accumulate on the amount of such unpaid Regular Dividend, compounded quarterly at the Regular Dividend Rate.

Participating Dividends. Shares of the Series C Preferred Stock are entitled to participate on an as-converted basis in any dividend (a “Participating Dividend”) declared and paid on (i) the Common Stock, subject to certain exceptions, including a regular monthly cash dividend on the Common Stock that does not exceed the product of (x) 0.8 and (y) the Core Funds From Operations Per Share, and (ii) the OP Units that is not also declared and paid as a dividend on the Series C Preferred Stock pursuant to clause (i). “Core Funds From Operations” means, for any calendar month, an amount equal to the quotient obtained by dividing (a) “Core FFO” for the most recently completed fiscal quarter calculated consistent with the same term in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 by (b) three (3).

In addition, so long as any shares of Series C Preferred Stock remain outstanding, unless full Regular Dividends, including any Defaulted Regular Dividends thereon, have been declared and paid in cash, the Company will be prohibited from declaring or paying any dividends on any Junior Stock or OP Units, and dividends may only be declared or paid on Dividend Parity Stock on a pro rata basis with the Series C Preferred Stock, and the Company and its subsidiaries will be prohibited from repurchasing, redeeming or otherwise acquiring for value any Junior Stock or OP Units, in each case subject to certain exceptions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series C Preferred Stock will entitle the holder, out of the Company’s assets or funds legally available therefor, before any distribution out of the assets or funds of the Company may be made to or set aside for the holders of any Liquidation Junior Stock and subject to the rights of the holders of any Liquidation Senior Stock and the rights of the Company’s creditors, to receive a payment equal to the greater of (i) the sum of the Liquidation Preference per share and all unpaid Regular Dividends, including any Defaulted Regular Dividends thereon, if any, that will have accumulated on such share to, but excluding, the date of such payment and (ii) the amount such holder would have received had such holder converted such share into Common Stock and held such Common Stock on the date of such payment. The “Liquidation Preference” with respect to any share of Series C Preferred Stock will be $100 per share.

Voting Rights. The Series C Preferred Stock generally has no voting rights except as set forth in the Articles Supplementary. For so long as any shares of the Series C Preferred Stock are outstanding, the affirmative vote of either (i) holders of Series C Preferred Stock and holders of each class or series of Voting Parity Stock (as defined below), if any, voting together as a single class, representing at least a majority of the combined outstanding voting power of the Series C Preferred Stock and such Voting Parity Stock, if any, or (ii) the Maewyn Purchaser, will be required to (i) amend, modify or repeal any provision of the Company’s charter in a manner that materially and adversely affects the special rights, preferences or voting powers of the Series C Preferred Stock, (ii) (x) amend or modify the Company’s charter to authorize or create, or to increase the number of authorized shares of, any Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock or (y) authorize, create or issue any structurally senior equity, subject to certain exceptions, or (iii) consummate any consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the Series C Preferred Stock, unless (x) the Series C Preferred Stock either remains outstanding or is converted or reclassified into, or exchanged for, preference securities of the continuing, resulting or surviving person (or the parent thereof), (y) such remaining Series C Preferred Stock or preference securities have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our board of directors) to the holders thereof than those of the Series C Preferred Stock immediately prior to such transaction, and (z) the issuer of such remaining Series C Preferred Stock or preference securities is a corporation or other entity organized under the laws of the United States, any state thereof or the District of Columbia. Until such time as the Maewyn Purchaser beneficially owns (determined in accordance with Rule 13d-3 under the Exchange Act) less than 5.0% of the Common Stock (including shares of Common Stock issuable upon conversion of outstanding shares of Series C Preferred Stock or upon exercise of Warrants held by the Maewyn Purchaser) on a fully diluted basis, any majority consent must include the Maewyn Purchaser. “Voting Parity Stock” means, with respect to any matter as to which holders are entitled to vote pursuant to the Articles Supplementary, each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, Voting Parity Stock does not include the Series A Preferred Stock or Series B Preferred Stock.

Redemption at Our Option. The Series C Preferred Stock will be redeemable, in whole or in part, at the option of the Company at any time, subject to certain conditions, on or after the date that is four years after June 2, 2026, at a cash redemption price per share equal to the (i) Liquidation Preference of such share plus (ii) accumulated and unpaid Regular Dividends, including any Defaulted Regular Dividends thereon, on such share to, but excluding, the redemption date. If the redemption date is after a record date for a Regular Dividend or Participating Dividend and on or before the related payment date for such Regular Dividend or Participating Dividend, then the holder of such share will be entitled to receive such declared Regular Dividend or Participating Dividend on such share. In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed will be selected pro rata among holders. The Company will only be permitted to redeem the Series C Preferred Stock if (i) the Common Stock Liquidity Conditions (as defined below) with respect to such redemption are satisfied; (ii) with respect to any holder that has delivered a countersigned Warrant Agreement (as defined below), the Company has delivered an executed Warrant Agreement and Warrant to such holder; (iii) if required, approval of the Company’s stockholders has been obtained as contemplated by NYSE rules (“Stockholder Approval”) with respect to the shares of Common Stock issuable upon exercise of the Warrants; and (iv) the Company has prepared and filed one or more registration statements under the Securities Act, with respect to such Warrants and shares of Common Stock issuable upon exercise of the Warrants.

If shares of Series C Preferred Stock are called for redemption, we will send a notice of redemption to each holder no more than 60 calendar days, nor less than 30 calendar days, before the redemption date. Holders of Series C Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.

Optional Conversion by Holders. Each holder of Series C Preferred Stock will have the right, at its option, to convert its Series C Preferred Stock, in whole or in part, into shares of Common Stock, at any time. The number of shares of Common Stock into which a share of Series C Preferred Stock will convert at any time will equal the then-effective conversion rate. The conversion rate of the Series C Preferred Stock will initially be set at 2.32558 shares of Common Stock, based on an implied conversion price of $43.00 per share of Common Stock. In the event of a “change of control” where the per share consideration to be paid on the Common Stock (the “Change of Control Price”) is less than the then-effective conversion price, the conversion rate will be adjusted so that the number of shares of Common Stock into which a share of Series C Preferred Stock will convert will equal the Liquidation Preference divided by the Change of Control Price. The conversion rate is also subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events or certain anti-dilutive offerings. The conversion rate may not be adjusted prior to the receipt of Stockholder Approval if such adjustment would result in a conversion price less than $36.32 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

Conversion by the Company. Subject to certain conditions described below, beginning on the date that is thirty-six months after June 2, 2026, the Company may, at its option, convert the outstanding shares of Series C Preferred Stock, in whole or in part, into shares of Common Stock if, during the 45 consecutive trading days immediately preceding the date the Company notifies holders of the Series C Preferred Stock of the election to convert, the volume weighted average price of the Common Stock exceeds 120.0% of the conversion price. The Company will not exercise its right to mandatorily convert shares of Series C Preferred Stock unless certain liquidity conditions with regard to the shares of Common Stock to be issued upon such conversion are satisfied (the “Common Stock Liquidity Conditions”). The Company may, at its option, convert all of the outstanding shares of Series C Preferred Stock into shares of Common Stock in the event of a “change of control” transaction. If less than all shares then outstanding are subject to conversion, then the shares to be subject to such conversion will be selected pro rata.

A “change of control” means any of the following events: (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its wholly owned subsidiaries or a holder of Series C Preferred Stock (together with its affiliates) has become the direct or indirect beneficial owner of shares of our common equity representing more than 50% of the voting power of all of our then-outstanding common equity; or (b) the consummation of (i) any sale, lease or other transfer of all or substantially all of our assets and our subsidiaries’ assets, taken as a whole, to any person or (ii) any transaction or series of related transactions in connection with which all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any such transaction pursuant to which the persons that directly or indirectly beneficially owned all classes of our common equity immediately before such transaction directly or indirectly beneficially own more than 50% of all classes of common equity of the surviving, continuing or acquiring company, in substantially the same proportions as immediately before such transaction, will be deemed not to be a change of control.

Pursuant to the terms of the Articles Supplementary, unless and until Stockholder Approval is obtained, no shares of Series C Preferred Stock may be converted into shares of Common Stock if and to the extent that such conversion would result in the holder beneficially owning in excess of 19.9% of the then-outstanding shares of Common Stock.

Warrants. Pursuant to the terms of the Articles Supplementary, if the Company elects to redeem shares of Series C Preferred Stock, the Company will issue a warrant (“Warrant”) to each holder of the shares of Series C Preferred Stock to be redeemed that executes a Warrant Agreement with the Company (a “Warrant Agreement”). On or after the date that is four years after June 2, 2026, the Company may redeem the Series C Preferred Stock in one or more redemptions and deliver one or more Warrants and Warrant Agreements so long as shares of the Series C Preferred Stock remain outstanding.

Each Warrant will represent a holder’s right to purchase, at an exercise price equal to the conversion price for the Series C Preferred Stock as of the business day before the applicable redemption date, a number of shares of Common Stock equal to the aggregate Liquidation Preference of the shares of Series C Preferred Stock of such holder to be redeemed divided by the conversion price of the Series C Preferred Stock as of the business day before the applicable redemption date.

Each Warrant will be exercisable by the holder thereof, in whole or in part, at any time, or from time to time, prior to the fifth anniversary of the issuance of such Warrant. In addition, each Warrant will be automatically exercised on the fifth anniversary of the issuance of such Warrant or on the date of a recapitalization, consolidation, merger, sale or other transfer of substantially all assets of the Company and its subsidiaries or similar transaction whose reference property consists entirely of cash. Upon exercise, the Company will issue to such holder the whole number of shares of Common Stock purchased plus an amount in cash representing any fractional share of Common Stock otherwise due upon such exercise. Any Warrant may be exercised by a holder thereof by paying the exercise price in cash or exercised on a cashless basis. Any Warrant that is automatically exercised will be settled on a cashless basis.

The Warrants will be subject to customary anti-dilution adjustments from time to time in accordance with the provisions of the Warrant Agreement.

Holders of Warrants will not have the rights or privileges of holders of Common Stock until they exercise their Warrants and receive shares of Common Stock.

Pursuant to the terms of the Warrant Agreement, unless and until Stockholder Approval is obtained, no Warrants may be exercised for shares of Common Stock if and to the extent that (i) such exercise would result in the holder beneficially owning in excess of 19.9% of the then-outstanding shares of Common Stock or (ii) after giving effect to such exercise, the aggregate number of shares of Common Stock issued by the Company upon exercise of any Warrants would exceed 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the Investment Agreement.

No Preemptive Rights. No holder of Series C Preferred Stock, as a holder of Series C Preferred Stock, has any preemptive rights to subscribe for or purchase any of our securities.

Listing. The Series C Preferred Stock is not listed on any securities exchange.

Transfer Agent, Registrar and Depositary. Equiniti Trust Company, LLC is the transfer agent, registrar, dividend disbursing agent, conversion agent and depositary for the Series C Preferred Stock.

Restrictions on Ownership and Transfer

For us to qualify and maintain our qualification as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

To assist us in maintaining our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, restricts the amount of shares of our stock that a person may beneficially or constructively own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

Our charter also prohibits any person from (i) beneficially owning our shares of capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of capital stock to the extent such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary (as defined in Section 856(1) of the Code) (“TRS”)) of our real property within the meaning of Section 856(d)(2)(B) of the Code and (iv) beneficially or constructively owning our shares of capital stock if such beneficial or constructive ownership would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any operator that manages a “qualified healthcare property” for a TRS of ours failing to qualify as an “eligible independent contractor” under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of capital stock that resulted in a transfer of shares of our capital stock to a charitable trust (as described below), is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from the limits described in the paragraph above and may establish or increase an excepted holder limit (as defined in our charter) for such person. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption and establishing or increasing the excepted holder limit will not cause us to lose our status as a REIT. Our board of directors may require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to ensure our status as a REIT.

Any attempted transfer of our shares of capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares of capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the stock ownership limit.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares of capital stock or otherwise be in the best interest of our stockholders.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

Although the following summary describes certain provisions of Maryland law and of our charter and bylaws, which are incorporated herein by reference to the Company’s SEC filings, it is not a complete description of Maryland law and our charter and bylaws. See “Where You Can Find More Information.”

Number of Directors; Vacancies

Our charter and bylaws provide that the number of directors of our Company will not be less than the minimum number required under the MGCL, which is one, and, unless our bylaws are amended, not more than fifteen, and the number of directors of our company may be increased or decreased pursuant to our bylaws by a vote of the majority of our entire board of directors. Our charter provides for an election to be subject to Title 3, Subtitle 8 of the MGCL and therefore, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Pursuant to our charter and bylaws, each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Directors are elected by a majority of votes cast; provided, however, that directors are elected by a plurality of the votes cast at a meeting of stockholders for which our Secretary determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting of stockholders. Holders of shares of our Common Stock have no right to cumulative voting in the election of directors, and directors are elected by a majority of all the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our Common Stock will be able to elect all of our directors. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Directors

Our charter provides that, subject to the rights of holders of any series of preferred stock, a director may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For this purpose, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, generally precludes stockholders from (i) removing incumbent directors except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions.

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board of directors, which removal will be allowed only for cause, (2) vest in the board of directors the exclusive power to fix the number of directors and (3) require, unless called by our Chairman, Chief Executive Officer, President or board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders. Our charter contains a provision electing to be subject to the provisions of Subtitle 8 such that all vacancies on our board of directors can be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred.

Business Combinations

Under certain provisions of the MGCL applicable to Maryland corporations, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding voting stock, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of the corporation’s outstanding voting stock and (b) two-thirds of the votes entitled to be cast by holders of the corporation’s voting stock other than stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the MGCL, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors, including a majority of directors who are not affiliates or associates of such person, and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. Our bylaws also provide that such provision may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of directors is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our charter and bylaws, as applicable, on removal of directors and the filling of director vacancies and the restrictions on ownership and transfer of stock, together with the advance notice and stockholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our shares of Common Stock or otherwise be in their best interests.

Meetings of Stockholders

Pursuant to our charter and bylaws, a meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. In addition, our Chairman, Chief Executive Officer, President or board of directors may call a special meeting of our stockholders. Our bylaws provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our Secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting complying with our bylaws and containing the information required by our bylaws.

Mergers; Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot merge with another entity, dissolve, convert into or consolidate with another entity, sell all or substantially all of its assets, or engage in a statutory share exchange unless advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions may be taken only if such action is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Amendments to Our Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot amend its charter unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the Company’s charter. Our charter provides that except for amendments to the provisions of our charter related to (i) the removal of directors, (ii) the restrictions on ownership and transfer of our capital stock and (iii) the vote required to amend such amendment provisions (each of which requires the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments that pursuant to the MGCL require only approval by our board of directors, our charter may be amended only with the approval of our board of directors and the affirmative vote of the holders of shares of not less than a majority of all of the votes entitled to be cast on the matter.

Generally, our board of directors and stockholders have the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws; provided, however, that certain bylaws may only be altered or repealed by our board of directors.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors at an annual meeting and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder and at the time of the annual meeting (and any postponement or adjournment thereof), and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of the giving of notice by the stockholder and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws.

Limitation of Directors’ and Officers’ Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves, and our bylaws obligate us, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL, our charter or our bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States, or any rules or regulations promulgated thereunder.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

Material U.S. Federal Income Tax Considerations

This section summarizes the material U.S. federal income tax considerations that you, as a prospective holder of our stock, may consider relevant in connection with the purchase, ownership and disposition of our stock. Vinson & Elkins L.L.P. has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our stock in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements within the meaning of Section 451(b)(3) of the Code; and

•	persons holding our stock through a partnership or similar pass-through entity for U.S. federal income tax purposes.

This summary assumes that holders hold our stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION, AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were re-domesticated on January 6, 2014 as a Maryland corporation. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In the opinion of Vinson & Elkins L.L.P., we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2016 through December 31, 2025, and our organization and current and proposed method of operations will enable us to continue to qualify as a REIT for our taxable years ending December 31, 2026, and thereafter. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon various customary assumptions relating to our organization and operation, and is conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the conduct of our business operations. Vinson & Elkins L.L.P.’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

Moreover, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of ownership of our stock, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We will pay U.S. federal corporate income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“Foreclosure Property”) that we hold primarily for sale to customers in the ordinary course of business and have elected to treat as Foreclosure Property, and

•	other non-qualifying income from Foreclosure Property.

•	We will pay a 100% tax on our net income from sales or other dispositions of property, other than Foreclosure Property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•	If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with any TRS of ours that is not conducted on an arm’s-length basis.

•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from an entity treated as a C corporation (i.e., a corporation that generally is subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest applicable regular U.S. federal corporate income tax rate (currently 21%) if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are treated as C corporations, including our TRSs, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, our TRSs will be subject to U.S. federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

10.	It has not been a party to a spin-off transaction that is tax-deferred under section 355 of the Code during the applicable period.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied beginning with our 2017 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining shares ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our outstanding capital stock to assist us in maintaining our qualification as a REIT. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the shares of which are owned by the REIT and for which no election has been made to treat such corporation as a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity with a single owner, such as a partnership or limited liability company that has a single owner for U.S. federal income tax purposes, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of our Operating Partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provisions, which could require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the shares issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and gross income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs (20% for taxable years beginning before January 1, 2026).

Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its parent REIT. In addition, a REIT will be subject to a 100% penalty tax on certain payments received from, or on certain expenses deducted by, a TRS if that IRS were to successfully assert that the economic arrangements between the REIT and the TRS were not comparable to similar arrangements among unrelated parties. Any income earned by a TRS that is attributable to services provided to its parent REIT, or on behalf of any of its tenants, that is less than the amount that would have been charged based upon arm’s-length negotiations, will also be subject to a 100% penalty tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets, other than:

•	property held primarily for sale to customers in the ordinary course of business; and

•	debt instruments issued by “publicly offered REITs” (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act), unless the debt instrument is secured by real property or an interest in real property;

•	income derived from the operation, and gain from the sale, of Foreclosure Property;

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business are excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. See “—Hedging Transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. “Rents from real property” is qualifying income for both 75% and 95% gross income tests. Our third-party leases generally are on a “triple-net” basis, requiring the tenant-operators to pay substantially all expenses associated with the operation of the healthcare facilities, such as real estate taxes, insurance, utilities, services, maintenance and other operating expenses and any ground lease payments. Rents under such leases will constitute “rents from real property” only if the leases are treated as “true leases” for U.S. federal income tax purposes and are not treated as service contracts, joint ventures, financing arrangements or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (e.g., whether the tenant has substantial control over the operation of the property or whether the tenant was required simply to use its best efforts to perform its obligations under the agreement);

•	the extent to which the property owner retains the risk of loss with respect to the operation of the property (e.g., whether the tenant bears the risk of increases in operating expenses or the risk of damage to the property); and

•	the extent to which the property owner retains the burdens and benefits of ownership of the property.

We believe that each of our third-party leases will be treated as a “true lease” for U.S. federal income tax purposes. Such belief is based, in part, on the following facts:

•	we and the tenants intend for each relationship between them to be that of a lessor and lessee and such relationship will be documented by lease agreements;

•	the tenants have the right to exclusive possession and use and quiet enjoyment of the property during the term of the leases;

•	the tenants bear the cost of, and are responsible for, day-to-day maintenance and repair of the property, and will dictate how the properties are operated, maintained and improved;

•	the tenants bear all of the costs and expenses of operating the healthcare facilities during the terms of the leases;

•	the tenants benefit from any savings in the costs of operating the property during the terms of the leases;

•	the tenants generally are required to indemnify us against all liabilities imposed on us during the term of the leases by reason of (a) injury to persons or damage to property occurring at the property, or (b) the use, management, maintenance or repair of the property;

•	the tenants are obligated to pay rent for the period of use of the property;

•	the tenants stand to reap substantial gains (or incur substantial losses) depending on how successfully they operate the property;

•	the useful lives of the property are significantly longer than the terms of the leases; and

•	we will receive the benefit of increases in value, and will bear the risk of decreases in value, of the properties during the terms of the leases.

If the IRS were to challenge successfully the characterization of our third-party leases as true leases, we would not be treated as the owner of the healthcare facility in question for U.S. federal income tax purposes. There are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially similar to those contained in our third-party leases that address whether such leases constitute true leases for U.S. federal income tax purposes. If our third-party leases are recharacterized as partnership agreements, rather than true leases, part or all of the payments that we receive from the tenant-operators may not be considered rent or may not otherwise be treated as qualifying income. In that case, we likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, could lose REIT qualification. If any of our third-party leases from a sale-leaseback transaction is recharacterized as a financing transaction or loan for U.S. federal income tax purposes, the seller-lessee would be the owner of the healthcare facility and the IRS would disallow our deductions for depreciation and cost recovery relating to the leased healthcare facilities. As a result, the amount of our REIT taxable income could be recalculated, which might cause us to fail to meet the distribution requirement required for REIT qualification. See “—Distribution Requirements.”

We will continue to use our best efforts to structure any leasing transaction, including leasing transactions from our sale-leaseback transactions, so that the lease will be characterized as a true lease and we will be treated as the owner of the healthcare facility in question for U.S. federal income tax purposes. We will not seek an advance ruling from the IRS and do not intend to seek opinions of counsel that we will be treated as the owner of any such healthcare facilities for U.S. federal income tax purposes, and thus there can be no assurance that our third-party leases will be treated as true leases for U.S. federal income tax purposes.

In addition, rent received on a lease that is respected as a true lease will qualify as “rents from real property” only if each of the following conditions is met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the shares of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties. With respect to independent living communities that are not “qualified health care properties” (see discussion below), we engage or will engage a TRS of ours to provide services to tenants of the properties

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If we furnish non-customary services to the tenant-operators of the healthcare facility in excess of the one percent threshold, or manage or operate the healthcare facility, other than through a qualifying independent contractor or a TRS, none of the rent from that healthcare facility would qualify as “rents from real property.”

Currently, we do not lease significant amounts of personal property pursuant to our leases nor do we lease our properties to related party tenants other than our leases to our TRSs, as described below. None of the rental provisions of our lease terms are based, in whole or in part, on the income or profits of any person. Moreover, we do not currently perform any services other than customary ones for our tenant-operators, unless such services are provided through independent contractors from whom we do not receive or derive income or a TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenant-operators may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

As described above, we may own up to 100% of the shares of one or more TRSs. There are two exceptions to the related-party tenant rule described above for TRSs. Under the first exception, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the healthcare facility is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the healthcare facility is substantially comparable to rents paid by other tenant-operators of the healthcare facility for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as “rents from real property.”

Under the second exception, a TRS is permitted to lease properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or provide rights to any brand name under which any health care facility is operated. Rent that we receive from a TRS will qualify as “rents from real property” if the following conditions are satisfied:

•	First, the health care facility must be a “qualified health care property.” A qualified health care property is any real property (including interests therein), and any personal property incident to such real property, which is (or is necessary or incidental to the use of) a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in Medicare with respect to such facility; and

•	Second, the health care facility must be managed by an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified health care properties for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of our shares of capital stock, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our shares of capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest.

We believe each health care facilities that we lease to our TRSs pursuant to this exception to related party rent is a qualified health care property, and each health care property manager engaged by our TRSs to manage each health care property is an eligible independent contractor. The determination of what is or is not a qualified health care property is complex and, particularly with respect to unlicensed properties, may be dependent on the day-to-day operations and other arrangements in place at those properties. We believe that we have appropriately determined which of our properties are or are not properly characterized as qualified health care properties. We have structured the applicable leases and related arrangements in a manner that we believe will allow us to comply with the applicable requirements. Furthermore, while we will monitor the activities of the eligible independent contractors to maximize the value of our health care facility investments, neither we nor our TRSs lessees will directly or indirectly operate or manage our health care properties. Thus, we believe that the rents we derive from our TRSs with respect to the leases of our qualified health care properties will qualify as “rents from real property.”

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of gross receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Other than to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining the interest on such loan is qualifying income for purposes of the 75% gross income test.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than Foreclosure Property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our healthcare facilities have been or will be held primarily for sale to customers and that any sales of our healthcare facilities have not been and will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the net selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than Foreclosure Property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-Foreclosure Property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the TRS at regular U.S. federal corporate income tax rates.

Fee Income. Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS we form, such as fees for providing asset management and construction management services to third parties, will not be included for purposes of the gross income tests. In addition, we will be subject to a 100% excise tax on any fees earned by a TRS for services provided to us if such fees were pursuant to an agreement determined by the IRS to be not on an arm’s-length basis.

Foreclosure Property. We will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any income from Foreclosure Property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, net of expenses directly connected with the production of that income. However, gross income from Foreclosure Property will qualify under the 75% and 95% gross income tests. Foreclosure Property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as Foreclosure Property.

Foreclosure Property also includes certain “qualified health care properties” (as defined above under “—Rents from Real Property”) acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be Foreclosure Property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and Foreclosure Property ceases to be Foreclosure Property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions. From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), and (3) any transaction entered into to “offset” transactions described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds, options to acquire real property and leaseholds, and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	interests in mortgage loans secured by real property;

•	shares (or transferable certificates of beneficial interest) in other REITs and debt instruments issued by “publicly offered REITs”; and

•	investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term (a “temporary investment of new capital”).

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and “10% value test,” respectively).

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs (20% for taxable years beginning before January 1, 2026).

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries, and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).

Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property or representing a temporary investment of new capital.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs”, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Currently, we believe that our assets satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from Foreclosure Property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits (“E&P”). In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Further, to the extent we are not a “publicly offered REIT,” in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, the preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”

In addition to the annual distribution requirement described above, to continue to qualify as a REIT, we must not have any non-REIT accumulated E&P, as measured for U.S. federal income tax purposes, at the end of any REIT taxable year. We were required distribute any such non-REIT accumulated E&P that we had when we elected to be taxable as a REIT prior to the end of our first REIT taxable year, which ended December 31, 2016. We did not have any E&P from prior years and we believe we made sufficient distributions in 2016 such that we did not have any undistributed non-REIT E&P at the end of 2016. However, no complete assurance can be provided that we accurately determined our non-REIT E&P or distributed those amounts before the end of our first REIT year. If it is subsequently determined that we had undistributed non-REIT E&P as of the end of our first REIT taxable year or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

We will pay U.S. federal income tax on taxable income, including net capital gain that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income (ordinary and capital gain) from all prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay U.S. federal income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax.

Limitations on Deductions. It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Additionally, we generally will be required to recognize certain amounts as income no later than the time such amounts are reflected on certain financial statements.

A taxpayer’s net interest expense deduction may be limited to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, net operating losses (“NOLs”), and for years prior to 2022 and after 2024, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships).

A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property, and a 20-year recovery period for related improvements described below. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. We believe this definition encompasses our business and thus will have elected to opt out of the limits on interest deductibility.

In addition, for taxable years beginning after December 31, 2020, the NOL deduction is generally limited to 80% of taxable income (before the deduction). REITs may indefinitely carry forward (but not carry back) unused NOLs.

As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

Elective Cash/Stock Dividends. Under certain circumstances, taxable distributions of our stock or debt securities may entitle us to a dividends paid deduction and count toward satisfaction of the 90% distribution test. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we do not currently intend to pay dividends in our stock, if in the future we choose to pay dividends in our stock, our stockholders may be required to pay tax in excess of the cash that they receive.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid U.S. federal income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify and maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal corporate income tax. In addition, we may be required to pay penalties and/or interest with respect to such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated E&P, distributions to stockholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

Taxation of Taxable U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of U.S. stockholders and is for general information only. We urge you to consult your tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our shares.

As used herein, the term “U.S. stockholder” means a beneficial owner of our capital stock that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Code Section 7701(a)(30)) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.

As long as we maintain our qualification as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated E&P that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated E&P, our E&P will be allocated first to our preferred stock dividends and then to our common stock dividends. Individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as “qualified dividend income,” which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income” eligible for the 20% deduction. However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on ordinary REIT dividends, not including the 3.8% Medicare tax, discussed below.

A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. Additionally, because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% U.S. federal income tax rate on “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates). As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income, reduced by the 20% deduction described above.

However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as any TRS of ours, and (2) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

Individuals, trusts, and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends without regard to how long the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses.” U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gains dividends as ordinary income.

We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated E&P if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in such shares. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated E&P and the U.S. stockholder’s adjusted basis in his or her shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual U.S. federal income tax returns any of our NOLs or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Capital Stock

A U.S. stockholder must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases substantially identical stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Conversion of Preferred Stock

Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common stock received in conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. stockholder exchanges our commons stock received on a conversion of preferred stock for cash or other property.

Taxation of U.S. Stockholders on a Redemption of Preferred Stock

In general, a redemption of any preferred stock will be treated under Section 302 of the Code as a distribution that is taxable at ordinary U.S. federal income tax rates as a dividend (to the extent of our current or accumulated E&P), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in “— Taxation of U.S. Stockholders on the Disposition of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:

•	is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock;

•	results in a “complete termination” of the U.S. stockholder’s interest in all classes of our stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of our Series C Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “—Taxation of Taxable U.S. Stockholders” above. In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in our company. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under previously proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class of stock held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its stock, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its stock of the redeemed class exceeded such portion.

The previously proposed Treasury regulations would permit the transfer of basis in the redeemed preferred stock to the redeemed U.S. stockholder’s remaining, unredeemed preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. On March 28, 2019, these proposed regulations were withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. holder’s preferred stock with respect to amounts treated as a distribution with respect to preferred stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual U.S. federal income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our stock. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable at a 20% or 25% rate to our U.S. stockholders taxed at individual rates. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

This section is a summary of rules governing the U.S. federal income taxation of U.S. stockholders that are tax-exempt entities and is for general information only. We urge tax-exempt stockholders to consult their tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our stock, including any reporting requirements.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our shares of stock; or

•	a group of pension trusts individually holding more than 10% of the value of our shares of stock collectively owns more than 50% of the value of our shares of stock.

Taxation of Non-U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. stockholders. The term “non-U.S. stockholder” means a beneficial owner of our stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex, and this summary is for general information only. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated E&P. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.

However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such distribution is attributable), the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) (discussed below).

A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current and accumulated E&P if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. stockholder in such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated E&P and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated E&P. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated E&P, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated E&P.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property and stock in a domestic corporation if the value of such corporation’s USRPIs is at least 50% of the total value of its USRPIs, interests in real property located outside of the United States, and any other assets used or held for use in a trade or business. Under FIRPTA, subject to the exceptions discussed below for (1) distributions on a class of shares that is regularly traded on an established securities market to a less-than-10% holder of such shares and (2) distributions to “qualified shareholders” and a “qualified foreign pension funds,” a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 21% of any distribution attributable to gain from the sale or exchanges by us of USRPIs. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

However, if the applicable class of our stock is regularly traded on an established securities market in the United States, capital gain distributions on such class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of the applicable class of our stock at any time during the one-year period preceding the distribution or the non-U.S. stockholder was treated as a “qualified stockholder” and “qualified foreign pension fund.” In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our Common Stock is regularly traded on an established securities market in the United States; however, our Series C Preferred Stock is not regularly traded on an established securities market. If our Common Stock is not regularly traded on an established securities market in the United States, capital gain distributions with respect to our Common Stock that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In that case, we must withhold 21% of any distribution attributable to gain from the sale or exchanges by us of USRPIs. Capital gain distributions with respect to our Series C Preferred Stock that are attributable to our sale of USRPIs will be subject to tax under FIRPTA and such 21% withholding. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

In addition, distributions to certain publicly traded non-U.S. stockholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA and will instead be treated as ordinary dividend distributions, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, distributions to certain “qualified foreign pension funds” (or entities all of the interests of which are held by “qualified foreign pension funds”) are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

FATCA. Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a United States real property holding corporation (“USRPHC”) during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We believe that we are a USRPHC based on our investment strategy. However, even if we are a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by foreign persons (as defined in the Code). We cannot assure you that this test has been or will be met.

If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) the applicable class of our stock is treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe that our Common Stock is regularly traded on an established securities market; however, our Series C Preferred Stock is not regularly traded on an established securities market.

In addition, a sale of our stock by a “qualified shareholder” or a “qualified foreign pension fund” who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our stock, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax. Finally, if we are not a domestically controlled qualified investment entity at the time our shares of stock are sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) with respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our stock will be taxable to such non-U.S. stockholder if (1) the gain is effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Taxation of Non-U.S. Stockholders on a Conversion of Preferred Stock

If our Series C Preferred Stock does not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. stockholder of the conversion of our Series C Preferred Stock into Common Stock will generally be the same as those described above for a U.S. stockholder. However, if our Series C Preferred Stock does constitute a USRPI, the conversion of our Series C Preferred Stock into our Common Stock may be a taxable exchange for a non-U.S. stockholder. However, even if our Series C Preferred Stock does constitute a USRPI, provided our Common Stock also constitute a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our Series C Preferred Stock into our Common Stock so long as certain FIRPTA-related reporting requirements are satisfied. If our Series C Preferred Stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our Series C Preferred Stock for our Common Stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s Common Stock received over such non-U.S. stockholder’s adjusted basis in its Series C Preferred Stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the Common Stock. Non-U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges stock received on a conversion of our Series C Preferred Stock for cash or other property.

Taxation of Non-U.S. Stockholders on a Redemption of Preferred Stock

For a discussion of the treatment of a redemption of our Series C Preferred Stock for a non-U.S. stockholder, see “Taxation of U.S. Stockholders on a Conversion of Preferred Stock.”

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or meets certain other requirements. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. stockholders who own our shares of stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “Check-the-Box Regulations”); and

•	is not a “publicly traded partnership.”

Under the Check-the-Box Regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends. Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We believe that our Operating Partnership and each other Partnership in which we own an interest qualifies for the Private Placement Exclusion.

We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is generally not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. However, as discussed below, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of the unrealized gain or unrealized loss (“Built-in Gain” or “Built-in Loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no Book-Tax Difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the future, our Operating Partnership may acquire property that may have a Built-in Gain or a Built-in Loss in exchange for OP Units. Our Operating Partnership will have a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a Book-Tax Difference. As a result of that Book-Tax Difference, we will have a lower adjusted tax basis with respect to that portion of our Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of our Operating Partnership’s assets attributable to such contributions.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a Book-Tax Difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for U.S. federal income tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method our Operating Partnership will use to account for Book-Tax Differences.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under the 704(c) allocations, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their Built-in Gain or Built-in Loss on those properties for U.S. federal income tax purposes. The partners’ Built-in Gain or Built-in Loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the Book-Tax Difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Partnership Audit Rules

Under the rules applicable to U.S. federal income tax audits of partnerships, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. The partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of “partnership-related items” on the audit (the “imputed adjustment amount”), regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment (and thus potentially causing the partners at the time of the audit adjustment to bear taxes attributable to former partners). The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. These partnership audit rules could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of any of the Partnerships. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our stock.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Prospective stockholders are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our stock.

State and Local Taxes

We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state and local tax laws upon an investment in our stock.

Plan of Distribution

We are registering shares of Series C Preferred Stock and shares of Common Stock issuable upon the conversion of the Series C Preferred Stock for possible sale by the selling stockholders from time to time. We will not receive any of the proceeds from the sale of shares by the selling stockholders. We will pay all expenses of the registration of the Series C Preferred Stock and Common Stock and certain other expenses.

The selling stockholders may sell all or a portion of the shares of Series C Preferred Stock and Common Stock beneficially owned by the selling stockholders and offered hereby from time to time directly or through one or more broker-dealers or agents. If the shares of Series C Preferred Stock and Common Stock are sold through broker-dealers, the selling stockholders will be responsible for discounts or commissions attributable to such sales. The shares of Series C Preferred Stock and Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an exchange distribution in accordance with the rules of the NYSE or other applicable exchange;

•	in distributions to employees, members, partners or stockholders;

•	through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	in short sales entered into after the date of this prospectus;

•	pursuant to agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•	in market transactions, including transactions on a national securities exchange, inter-dealer system of a registered national securities association, quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	in options transactions or the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through delayed delivery requirements;

•	in one or more underwritten offerings;

•	directly to one or more purchasers;

•	by pledge to secure debts and other obligations;

•	to or through agents;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Series C Preferred Stock or Common Stock to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Series C Preferred Stock and Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Series C Preferred Stock or Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Series C Preferred Stock and Common Stock short and deliver shares to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in shares and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the pledged shares from time to time pursuant to this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate the shares in other circumstances, in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, the selling stockholders or the broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Series C Preferred Stock and Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available or is complied with.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Series C Preferred Stock and Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of shares of Series C Preferred Stock and Common Stock to engage in market-making activities with respect to such shares. All of the foregoing may affect the marketability of the shares of Series C Preferred Stock and Common Stock and the ability of any person or entity to engage in market-making activities with respect to such shares.

Pursuant to the Investor Rights Agreement, we have agreed to indemnify and hold harmless, to the full extent permitted by law, the selling stockholders and, as applicable, each of its officers and directors and agents and each person who controls (within the meaning of the Securities Act) such persons from and against certain liabilities incurred in connection with the registration of the selling stockholders' shares.

Once sold under the registration statement of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

Certain matters of Maryland law will be passed upon for us by Venable LLP. In addition, we have based the description of federal income tax consequences in “Material U.S. Federal Income Tax Considerations” upon the opinion of Vinson & Elkins L.L.P. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

Experts

The financial statements and the related financial statement schedule of Chiron Real Estate Inc. incorporated by reference in this Prospectus, and the effectiveness of Chiron Real Estate Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

1,000,000 Shares of Series C Convertible Preferred Stock

2,325,580 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder.

SEC registration fee		$11,767.40
Printing fees		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Miscellaneous		*
Total	$	*

*	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of our company who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Index to Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit No.	Description
4.1	Articles of Restatement of Chiron Real Estate Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q as filed with the SEC on August 8, 2018)
4.2	Articles of Amendment of Chiron Real Estate Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the SEC on September 19, 2025)
4.3	Articles Supplementary for Chiron Real Estate Inc. 8.00% Series B Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the SEC on November 18, 2025)
4.4	Articles of Amendment of Chiron Real Estate Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the SEC on February 25, 2026)
4.5	Articles Supplementary, classifying and designating 3,000,000 additional shares of Series B Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the SEC on March 13, 2026)
4.6	Articles Supplementary for Chiron Real Estate Inc. 6.00% Series C Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the SEC on June 2, 2026)
4.7	Fifth Amended and Restated Bylaws of Chiron Real Estate Inc., effective as of February 23, 2026 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed with the SEC on February 25, 2026)
4.8	Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11/A filed with the SEC on June 15, 2016)
4.9	Specimen of 7.50% Series A Cumulative Redeemable Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2017)
4.10	Specimen of 8.00% Series B Cumulative Redeemable Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on November 18, 2025)
4.11	Investor Rights Agreement, dated as of May 6, 2026, by and among Chiron Real Estate Inc. and Maewyn XRN LP (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2026)
4.12*	Amendment No. 1 to Investor Rights Agreement, dated as of May 28, 2026, by and among Chiron Real Estate Inc. and Maewyn XRN LP
5.1*	Opinion of Venable LLP
8.1*	Tax Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Venable LLP (included in Exhibit 5.1)
23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)
24.1*	Power of Attorney (included on the signature page hereto)
107*	Filing Fee Table

*	Filed herewith.

Item 17.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on June 16, 2026.

CHIRON REAL ESTATE INC.

By:	/s/ Mark Decker, Jr.
Mark Decker, Jr.
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark Decker, Jr., Robert Kiernan and Jamie Barber with full power to act without the other, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Decker, Jr.	Chief Executive Officer and Director	June 16, 2026
Mark Decker, Jr.	(Principal Executive Officer)

/s/ Robert Kiernan	Chief Financial Officer	June 16, 2026
Robert Kiernan	(Principal Financial and Accounting Officer)

/s/ Jeffrey Busch	Director	June 16, 2026
Jeffrey Busch

/s/ Paula Crowley	Director	June 16, 2026
Paula Crowley
/s/ Matthew Cypher	Director	June 16, 2026
Matthew Cypher

/s/ Zhang Huiqi	Director	June 16, 2026
Zhang Huiqi

/s/ Charles Fitzgerald	Director	June 16, 2026
Charles Fitzgerald
/s/ Lori Wittman	Director	June 16, 2026
Lori Wittman